UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 3, 2019

Commission File Number	Registrant, State of Incorporation, Address And Telephone Number	I.R.S. Employer Identification No.

1-14174	Southern Company Gas (A Georgia Corporation) Ten Peachtree Place N.E. Atlanta, Georgia 30309 (404) 584-4000	58-2210952

The name and address of the registrant have not changed since the last report.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

In accordance with a stipulation approved by the Georgia Public Service Commission (the “Georgia PSC”) on June 5, 2018, Atlanta Gas Light Company (“Atlanta Gas Light”), a wholly-owned subsidiary of Southern Company Gas, filed a general base rate case with the Georgia PSC on June 3, 2019. The filing includes a requested annual base rate increase totaling $96 million to be effective January 1, 2020, based on a proposed return on equity (“ROE”) of 10.75%. The filing also includes the following requests:

•	continuation of the previously authorized earnings band based on a ROE between 10.55% and 10.95%;

•	continuation of the allowed equity ratio of 55%;

•	continuation of the inclusion in base rates of the recovery of and return on the infrastructure program investments previously authorized by the Georgia PSC; and

•	a reauthorization and continuation of the annual rate adjustment mechanism for 2020 and subsequent years.
Atlanta Gas Light expects the Georgia PSC to issue a final order in this matter on December 19, 2019. The ultimate outcome of this matter cannot be determined at this time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2019	SOUTHERN COMPANY GAS
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary